Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF CREATIVE REALITIES, LLC AND CREATIVE REALITIES, INC., F/K/A WIRELESS RONIN TECHNOLOGIES, INC.

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2013 and the six months ended June 30, 2014 combine the historical consolidated statements of operations of Creative Realities, LLC (“Creative”) and the adjusted historical consolidated statements of operations of Creative Realities, Inc., f/k/a Wireless Ronin Technologies, Inc. (“CRI” or “Wireless Ronin”), giving effect to the merger of Creative with and into a wholly owned subsidiary of CRI (“the merger”), pursuant to the terms of an Agreement and Plan of Merger dated June 26, 2014 (“the merger agreement”), whereby CRI issued shares of its common stock to the sole member of Creative, as if the merger had been consummated on January 1, 2013, the beginning of the earliest period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2014, combines the historical balance sheet of Creative and the adjusted historical balance sheet of CRI, giving effect to the merger as if it has been consummated on June 30, 2014.

On August 20, 2014 (“the merger date”), the merger was completed. CRI was the legal acquirer since it issued, to Creative’s sole member, 28.6 million CRI common shares and a warrant to purchase an additional 1.8 million CRI common shares at $0.48 per share. CRI changed its name from Wireless Ronin Technologies, Inc. to Creative Realities, Inc. effective as of September 15, 2014.

Immediately after the consummation of the merger, Creative’s former sole member, in the aggregate, owned approximately 60% of the combined company’s shares on a fully diluted basis (using the treasury stock method and excluding the impact of $5 million of convertible preferred stock which was effectively issued by the combined entities at closing). Because Creative was the “accounting acquirer”, the pro forma combined financial information reflects Creative acquiring CRI even though CRI as the “legal acquirer” issued its shares to the sole member of Creative. Accordingly, the merger was accounted for as a reverse acquisition and Creative allocated the purchase price consideration to the tangible and intangible assets acquired and liabilities assumed from CRI, with the excess purchase price recorded as goodwill. In accordance with reverse acquisition accounting, the historical consolidated financial statements of Creative are the financial statements prior to the merger with CRI financial results included beginning with the merger date.

The historical consolidated statements of operations of CRI for the year ended December 31, 2013 and the six months ended June 30, 2014 have been adjusted to reflect the merger of CRI and Broadcast International (“Broadcast”), which was completed on August 1, 2014, as if it had been consummated on January 1, 2013, and accordingly the CRI column is labeled “Adjusted”. The balance sheet of CRI as of June 30, 2014 has been adjusted to reflect the merger of CRI and Broadcast as if consummated on June 30, 2014, and also includes financing transactions directly related to the Broadcast merger, and accordingly the CRI column is labeled “Adjusted”. The Unaudited Pro Forma Condensed Combined Financial Statements that include the historical results and balance sheets of CRI and of Broadcast and that result in the Adjusted amounts are in footnote 5.

Under reverse acquisition accounting, as the accounting acquirer, Creative is deemed (for accounting purposes only) to have issued to CRI shareholders approximately 17.1 million shares with an aggregate value at the merger date of $10.8 million based on the August 20, 2014 market price of CRI’s common shares of $0.63. Creative is also deemed to have issued replacement options to CRI option holders and replacement warrants to CRI warrant holders. The estimated fair value of the CRI warrants and the value of the vested stock options of CRI aggregating $1.2 million, were included as purchase price consideration, making the total purchase consideration $12.0 million.

The Unaudited Pro Forma Condensed Combined Balance Sheet also includes a Pro Forma Financing column which reflects the issuance of 5.2 million shares of convertible preferred stock, that was a condition of closing the merger. Gross proceeds received were $5.2 million.

The pro forma combined financial information has been prepared in accordance with SEC Regulation S-X Article 11. The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results that would have occurred if the merger had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future results of operations of the combined company.

Creative has not completed the detailed valuation studies necessary to determine the fair values of CRI’s assets and liabilities, nor has it identified all adjustments necessary to conform CRI's accounting policies to Creative’s accounting policies. Creative has allocated the purchase price based on the preliminary estimated fair value of CRI's assets acquired and liabilities assumed based on discussions with CRI's management, preliminary valuation studies, and due diligence. Accordingly, the unaudited pro forma purchase price allocation and related adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional valuations and analyses are completed. There may be increases or decreases in the fair value of CRI’s assets and liabilities reflected in the balance sheet which may also impact the statements of operations. Creative has also not completed the detailed valuation study of the components of the convertible preferred stock. There can be no assurance that such final valuations of the assets acquired and liabilities assumed pursuant to the acquisition of CRI and of the components of convertible preferred stock will not be materially different from the information presented below.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with (i) the unaudited interim consolidated financial statements of CRI contained in the CRI (then Wireless Ronin Technologies, Inc.) Form 10-Q that reports its results for the six months ended June 30, 2014, filed with the SEC, (ii) the unaudited interim condensed consolidated financial statements of Creative for the six months ended June 30, 2014, included in Exhibit 99.1 to this Form 8-K/A, (iii) the audited consolidated financial statements of CRI contained in the CRI (then Wireless Ronin Technologies, Inc.) 2013 Form 10-K, filed with the SEC, and (iv) the audited consolidated financial statements of Creative for the fiscal year ended December 31, 2013, included in Exhibit 99.1 to the Form 8-K filed on August 22, 2014.

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Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2013

(in thousands, except per share data)	Creative Realities	CRI Wireless Ronin Adjusted Combined*	Pro Forma Adjustments	Note #	Pro forma Combined
Net sales	$11,572	$9,843			$21,415

Cost of sales	10,561	4,557			15,118

Gross profit	1,011	5,286			6,297

Operating expenses
Selling, general and administrative	3,530	10,739			14,269
Depreciation and amortization expense	295	621	1,109	4(a)	2,025
Total expenses	3,825	11,360	1,109		16,294

Operating income (loss)	(2,814)	(6,074)	(1,109)		(9,997)

Other income (expense)
Interest expense	(33)	(25)	25	4(c)	(33)
Gain on extinguishment of liabilities		482			482
Loss on sale of assets		(68)			(68)
Other income, net		4			4
Total other income (expense)	(33)	393	25		385

Income (loss) before income taxes	(2,847)	(5,681)	(1,084)		(9,612)

Net income (loss)	$(2,847)	$(5,681)	$(1,084)	4(d)	$(9,612)

Net income (loss) per common share*
Basic	$(0.10)				$(0.21)
Diluted	$(0.10)				$(0.21)

Weighted average common shares outstanding*
Basic	28,572		17,103		45,675
Diluted	28,572		17,103		45,675

*The historical statement of operations of CRI (Wireless Ronin), has been adjusted to reflect the merger of CRI and Broadcast International, which was completed on August 1, 2014, as if it had been completed on January 1, 2013. See Footnote 5.

The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

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Unaudited Pro Forma Condensed Combined Statements of Operations
Six Months Ended June 30, 2014

(in thousands, except per share data)	Creative Realities	CRI Wireless Ronin Adjusted Combined*	Pro Forma Adjustments	Note #	Pro forma Combined
Net sales	$5,278	$2,566			$7,844

Cost of sales	4,660	1,754			6,414

Gross profit	618	812			1,430

Operating expenses
Selling, general and administrative	1,989	3,206	(80)	4(b)	5,115
Depreciation and amortization expense	167	193	555	4(a)	915
Total expenses	2,156	3,399	475		6,030

Operating income (loss)	(1,538)	(2,587)	(475)		(4,600)

Other income (expense)
Interest expense	(7)	(117)	117	4(c)	(7)
Gain on extinguishment of liabilities
Gain on sale of assets		2			2
Other income, net		1			1
Total other income (expense)	(7)	(114)	117		(5)

Income (loss) before income taxes	(1,546)	(2,701)	(358)		(4,605)

Net income (loss)	$(1,546)	$(2,701)	$(358)	4(d)	$(4,605)

Net income (loss) per common share
Basic	$(0.05)				$(0.10)
Diluted	$(0.05)				$(0.10)

Weighted average common shares outstanding*
Basic	28,572		17,103		45,675
Diluted	28,572		17,103		45,675

*The historical statement of operations of CRI (Wireless Ronin), has been adjusted to reflect the merger of CRI and Broadcast International, which was completed on August 1, 2014, as if it had been completed on January 1, 2013. See Footnote 5.

The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

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Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2014

(in thousands)	Creative Realities	CRI Wireless Ronin Adjusted*	Pro Forma Adjustments	Note #	Pro Forma Financing	Note #	Pro Forma Combined
ASSETS

Current assets
Cash and cash equivalents	$335	$189			$4,800	4(f)	$5,324
Accounts receivable	3,053	1,026					4,079
Inventory and work in process	452	115					567
Prepaid expenses and other current assets	134	117					251
Total current assets	3,974	1,447			4,800	4(e)	10,221

Non-current assets
Property and equipment	508	202					710
Intangible	90	940	4,010	4(h)			5,040
Goodwill	1,362	3,193	4,400	4(g)			8,955
Deferred tax asset		357	1,607	4(i)			1,964
Restricted cash	148	150					298
Other assets		24					24
Total non-current assets	2,108	4,866	10,017				16,991

Total assets	$6,082	$6,313	$10,017		$4,800		$27,212

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND EQUITY

Current liabilities
Accounts payable	$1,133	$1,078					$2,211
Accrued expenses	503	629	(22)	4(f)			1,892
			782	4(j)
Deferred revenue	2,992	500	(220)	4(k)			3,272
Due to affiliate	2,114						2,114
Current portion of loan payable	127						127
Warrants at fair value					2,900	4(f)	2,900
Total current liabilities	6,869	2,207	540		2,900		12,516

Non-current liabilities
Deferred tax liability		357	1,607	4(i)			1,964
Convertible notes payable		996	(996)	4(f)
Other long-term liabilities	287						287
Total non-current liabilities	287	1,353	611				2,251

Total liabilities	$7,156	$3,560	$1,151		$2,900		$14,767

Commitments and contingencies

Convertible preferred stock					1,900	4(f)	1,900

Equity
Common stock		136	321	4(l)			457

Additional paid-in capital		103,307	(103,307)	4(l)			11,504
			11,504	4(l)
Retained earnings (accumulated deficit)	(1,074)	(100,191)	100,191	4(l)			(1,416)
			(342)	4(l)
Accumulated other comprehensive income		(499)	499	4(l)

Total equity	(1,074)	2,753	8,866				12,445

Total liabilities, convertible
preferred stock and equity	$6,082	$6,313	$10,017		$4,800		$27,212

*The historical balance sheet of CRI (Wireless Ronin), has been adjusted to reflect the merger of CRI and Broadcast International, which was completed on August 1, 2014, as if it had been completed on June 30, 2014. See Footnote 5.

The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

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FOOTNOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transaction

On August 20, 2014, pursuant to the merger agreement, Creative merged with and into a wholly owned subsidiary of CRI. CRI was the legal acquirer since it issued 28.6 million of its common shares to Creative’s sole member, along with a warrant to purchase 1.8 million of its common shares at $0.48 per share. CRI changed its name from Wireless Ronin Technologies, Inc. to Creative Realities, Inc., effective as of September 15, 2014.

Directly related to the merger, the combined entities issued convertible preferred stock with gross proceeds of $5.2 million, and certain debt of CRI was converted to equity.

Note 2. Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2013 and the six months ended June 30, 2014 give effect to the merger as if it had been completed on January 1, 2013. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2014 gives effect to the merger as if it had been completed on June 30, 2014.

The merger is reflected in the Unaudited Pro Forma Condensed Combined Financial Statements as an acquisition of CRI by Creative in accordance with Accounting Standards Codification (ASC) Topic 805, "Business Combinations”, using the acquisition method of accounting with Creative as the accounting acquirer. Immediately after the consummation of the merger, Creative’s former sole member, in the aggregate, owned approximately 60% of the combined company’s shares on a fully diluted basis (using the treasury stock method and excluding the impact of $5 million of convertible preferred stock which was effectively issued by the combined entities at closing). Because Creative was the “accounting acquirer”, the pro forma combined financial information reflects Creative acquiring CRI even though CRI as the “legal acquirer” issued its shares to the holder of Creative common stock. In accordance with reverse acquisition accounting, the historical consolidated financial statements of Creative are the financial statements prior to the merger with CRI financial results included beginning with the merger date.

Under these accounting standards, Creative’s total estimated purchase price is calculated as described in Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements, and the assets acquired and the liabilities assumed of CRI are measured and recorded at their estimated fair values. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Creative estimated the fair values as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed. The final amounts of the assets acquired and liabilities assumed in the acquisition of CRI may differ materially from the values recorded in the pro forma financial statements.

Creative has not completed the detailed review of CRI’s accounting policies. Further review of CRI’s accounting policies may result in revisions to CRI's policies and classifications to conform to those of Creative. The historical consolidated statements of operations of CRI for the year ended December 31, 2013 and the six months ended June 30, 2014 have been adjusted to reflect the merger of CRI and Broadcast International (“Broadcast”), which was completed on August 1, 2014, as if it had been consummated on January 1, 2013, and accordingly the CRI column is labeled “Adjusted”. The balance sheet of CRI as of June 30, 2014 has been adjusted to reflect the merger of CRI and Broadcast as if consummated on June 30, 2014, and also includes financing transactions directly related to the merger, and accordingly has been labeled “Adjusted”. The Unaudited Pro Forma Condensed Combined Financial Statements that include the historical results and balance sheets of CRI and of Broadcast and that result in the Historical Adjusted amounts are in Note 5.

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The Unaudited Pro Forma Condensed Combined Balance Sheet also includes a Pro Forma Financing column which reflects the issuance of 5.2 million shares of convertible preferred stock, that was a condition of closing the merger. Gross proceeds received werer $5.2 million. Creative has also not completed the detailed valuation study of the components of the convertible preferred stock. The final valuation of the components of the convertible preferred stock may differ materially from the values recorded in the pro forma financial statements.

Estimated transaction costs have been excluded from the Unaudited Pro Forma Condensed Combined Statements of Operations as they reflect charges directly related to the merger which do not have a continuing impact. However, the anticipated transaction costs are reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as an increase to accrued expenses and an increase to accumulated deficit. The Unaudited Pro Forma Condensed Combined Financial Statements do not include one-time costs directly attributable to the transaction, employee retention or severance costs, or professional fees incurred by Creative or CRI pursuant to provisions contained in the merger agreement, as those costs are not considered part of the purchase price.

Note 3. Estimate of Consideration Expected to be Transferred

Under reverse acquisition accounting, as the accounting acquirer, Creative is deemed (for accounting purposes only) to have issued to CRI shareholders approximately 17.1 million shares with an aggregate value at the merger date of $10.8 million based on the August 20 price of CRI’s common shares of $0.63. Creative is also deemed to have issued replacement options to CRI option holders and replacement warrants to CRI warrant holders.

The following is a preliminary estimate of the merger consideration to be transferred to effect the merger:

(in thousands)
Deemed (for accounting purposes only) issuances of shares to CRI shareholders	$10,774
Deemed (for accounting purposes only) issuances of warrants to CRI shareholders	689
Deemed (for accounting purposes only) issuances of stock options to CRI shareholders	497

Total consideration	$11,960

The deemed issuance of warrants represent the fair value of those warrants based on the Black-Scholes valuation model, using the CRI share price on the merger date as an input. The stock options represent the fair value of such options attributable to service prior to the merger date using the CRI share price on the merger date as an input to the Black Scholes valuation model to determine the fair value of the options.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes unaudited pro forma adjustments to reflect the fair values of CRI's assets and liabilities. The allocation of the preliminary purchase price is as follows:

(in thousands)
Current assets	$1,447
Property and equipment	202
Goodwill	7,593
Other intangible assets	4,950
Deferred tax asset	1,964
Other assets	174
Total assets	16,330

Current liabilities	2,406
Deferred tax liability	1,964

Total liabilities	4,370

Estimated purchase price	$11,960

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Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)     Amortization.     The adjustment to amortization expense recorded in depreciation and amortization is a result of the fair market value adjustments to assets acquired. The estimated fair value of amortizable intangible assets of $4.95 million is expected to be amortized on a straight-line basis over estimated useful lives that will generally range from 3-5 years, subject to the completion of the purchase price allocation. The weighted-average useful life of amortizable intangibles is approximately 3.9 years. The preliminary estimated amortization expense adjustment is based on the estimated useful lives of the acquired CRI assets. The purchase price allocation to identifiable intangible assets and the impact on amortization is as follows:

	Pro Forma		Pro forma Adjustments to Amortization Expense
(in thousands)	Amounts	Useful lives (years)	Year ended December 31, 2013	Six months ended June 30, 2014

Technology platform-Broadcast	$940	5	$188	$94
Technology platform-Wireless	2,730	4	683	341
Customer relationships	1,280	3	426	213

Total	$4,950		$1,297	$648

Less: amortization already included in CRI adjusted	$(188)	$(93)

Net Pro Forma Adjustment	$1,109	$555

The provisional measurements of fair value reflected are subject to change. Such changes could be significant to the fair value and to the related amortization. For example, a 10% change in the purchase price allocation to technology platforms and customer relationships would result in a $130,000 change in annual amortization.

Fair value adjustments and changes to estimated useful lives for CRI’s property and equipment are not expected to be significant and accordingly, no adjustments have been made to CRI’s recorded amount of property and equipment or depreciation.

(b)     Elimination of transaction costs.  Total Creative transaction costs related to the merger have been estimated to be $0.4 million, of which $40,000 was recorded as an expense in selling, general and administrative expense within the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2014. Total CRI costs related to the merger have been estimated to be $1.0 million, of which $40,000 have been recorded as an expense in selling, general and administrative expense within the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2014. The portions of the costs that were expensed, totaling $80,000 for both companies, have been removed from general and administrative expenses with a pro forma adjustment for the six months ended June 30, 2014 as these costs relate directly to the transaction and do not have an ongoing impact. No costs related to this transaction were expensed within the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013 for either Creative or CRI.

(c)     Reduction of interest expense. Eliminate interest expense related to CRI debt converted to CRI shares as a condition to the merger.

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(d)     Income tax expense.  CRI had a net operating loss for the year ended December 31, 2013 and for the six months ended June 30, 2014 and reflected no income tax expense or benefit. Similarly, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect no income tax expense or benefit on the loss before income taxes.

(e)     Shares outstanding.     The unaudited pro forma weighted average number of basic shares outstanding is calculated for each period presented by adding Creative’s weighted average number of basic shares outstanding for that period, determined by applying the conversion ratio from the merger to the outstanding shares of Creative, and the number of Creative shares deemed issued to CRI stockholders as a result of the merger. The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding Creative’s weighted average number of diluted shares outstanding for that period, determined by applying the conversion ration from the merger to the diluted shares outstanding of Creative, and the number of Creative shares deemed issued pursuant to the merger as well as shares related to the deemed assumption by Creative of CRI stock options and warrants. Due to the pro forma combined net loss for the year ended December 31, 2013 and the six months ended June 30, 2014, diluted common shares were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(f)     Financing Transactions.     Directly related to the merger, the combined entities issued convertible preferred stock with gross proceeds of $5.2 million, and with proceeds net of transaction costs of $4.8 million. In connection with issuing the preferred stock, the company issued detachable five-year warrants to purchase 6,487,000 shares at a price of $0.50. The company has preliminarily determined that the fair value of the warrants of $2.9 million will be accounted as a liability and therefore the warrants are shown as a liability in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet. The liability will be marked-to-market each reporting period with the change impacting the statement of operations. The company has also preliminarily determined that the convertible preferred stock contains a beneficial conversion feature based on the conversion price of $0.40 per share compared to the price at closing of $0.63 per share. The value of the beneficial conversion feature would be recognized as a discount against the carrying value of the preferred stock and a credit to equity. However, since the preferred stock is effectively immediately convertible, the discount would be immediately reversed with a credit within equity. Accordingly, it is not reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet, nor does it impact earnings (loss) per share since it is a nonrecurring item. The company has preliminarily concluded that the preferred stock should be classified as temporary equity at $1.9 million, net of the value of the warrants. The company is in the process of completing its analysis of the accounting for this financing and the related valuations, and as such, there could be material changes upon finalization.

The preferred stock entitles its holders to a 6% dividend, payable semi-annually in cash or in kind, and may be converted to CRI common stock at the option of a holder at an initial conversion price of $0.40 per share, subject to adjustment.  Subject to certain conditions, CRI may call and redeem the preferred stock after three years.  During such time as a majority of the preferred stock sold remains outstanding, holders will have the right to elect a member to the Board of Directors of the CRI. The preferred stock and warrants have full-ratchet price protection in the event that the CRI issues common stock below the conversion or exercise price, as adjusted, subject to certain customary exceptions. In the Securities Purchase Agreement pursuant to which the preferred stock was issued, CRI granted purchasers of the preferred stock certain registration rights pertaining to the shares of CRI common stock they may receive upon conversion of their preferred stock and upon exercise of their warrants.

Also in connection with the merger, CRI convertible notes payable with a balance at June 30, 2014 of $996 thousand were converted into shares of CRI. Accrued interest on the notes payable was also converted into shares of CRI.

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(g)     Goodwill.     Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of CRI's identifiable assets acquired and liabilities assumed, and is not amortized. The estimated purchase price of the transaction and the excess purchase price over the fair value of the identifiable net assets acquired is calculated as follows (in thousands):

Preliminary purchase price	$11,960
Less: fair value of assets acquired	4,367

Pro forma goodwill adjustment	$7,593

(h)     Other intangible assets.     Represents the unaudited pro forma adjustment to reflect the preliminary estimated fair value of CRI's other intangibles of approximately $4.95 million. The intangibles consist of technology platform of $3.7 million and customer relationships of $1.3 million. The provisional measurements of fair value reflected are subject to change. Such changes could be significant to the fair value and to the related amortization. See Note 4(b) for further information on intangible assets.

(i)     Deferred income taxes.     CRI’s deferred tax liabilities are primarily related to the estimated fair value adjustments for intangibles other than goodwill, established in connection with the merger. CRI’s deferred tax assets are primarily related to net operating loss carryforwards (NOLs). CRI has very substantial NOLs that are limited by IRS Section 382 due to change in control. IRS Section 382 generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income when a corporation has undergone significant changes in stock ownership. The company has performed a preliminary analysis of the annual NOL carryforwards that are available to be used against taxable income. The company scheduled by year the taxable income generated by reversal of the deferred tax liabilities and established a deferred tax asset for the NOLs that would be utilized by the taxable income generated. The company established a valuation allowance for the rest of the NOLs. Deferred tax assets and liabilities were established at an estimated combined federal and state rate of 38%. CRI will perform a more detailed analysis of expected future tax rates, Section 382 limitations and scheduling of taxable income. After such detail analysis, the related deferred income taxes and goodwill amounts may differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

(j)     Accrued expenses.     The impact of the estimated transaction costs of $0.8 million to be incurred and paid after June 30, 2014 (estimated total of $1.4 million less the amounts previously expensed of $0.1 million and less $0.5 million of costs to be paid in shares of CRI), is included in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet.

(k)     Deferred revenue.     Represents the unaudited pro forma adjustment to reflect the decrease in the preliminary fair value of CRI’s deferred revenue balance at June 30, 2014, based on the cost of fulfillment plus a normal profit margin, to approximately $0.3 million, a reduction of $0.2 million from the carrying value. After the merger closing date, the adjustment will be amortized as a reduction in revenue over approximately six months as the services are performed. The impact is not included in the accompanying pro forma condensed consolidated statements of operations as it is considered a nonrecurring charge that will be included in the statement of operations within twelve months following the transaction.

(l)     Stockholders' equity.     Under reverse acquisition accounting, the amount of common stock reflects the equity structure of the legal acquirer (the par value and the number of shares outstanding of CRI). The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the elimination of Creative's historical member’s equity and the recognition of approximately 45.7 million shares of CRI common stock issued and outstanding upon completion of the merger ($457 thousand of common stock at $0.01 par value). Amounts in additional paid-in capital represent that of CRI, adjusted to reflect the additional fair value of CRI shares issued, less the par value of the shares of CRI outstanding after the combination and includes $1.2 million to reflect the portion of the purchase price related to the total estimated fair value of CRI warrants and the vested stock options outstanding as of June 30, 2014.

Retained earnings (accumulated deficit) represents that of Creative as the accounting acquirer and was decreased by $0.3 million for estimated transaction costs of Creative, which is net of previously expensed transaction fees of $40,000.

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5. Acquisition by CRI of Broadcast

On August 1, 2014 (the Broadcast merger date), CRI acquired 100% of the outstanding shares of Broadcast, and issued approximately 7.1 million shares of CRI common stock with an aggregate value at the Broadcast merger date of $3.6 million, based on the price of CRI shares on the merger date. The former Broadcast shareholders owned approximately 36.5% of the CRI common stock outstanding immediately after the Broadcast merger, calculated on a modified fully diluted basis. As the acquirer, CRI allocated the purchase price consideration to the tangible and intangible assets acquired and liabilities assumed from Broadcast, with excess purchase price recorded as goodwill.

The following footnote provides the Adjusted amounts for CRI, used in the Unaudited Pro Forma Condensed Combined Statements of Operations of Creative and CRI for the year ended December 31, 2013 and the six months ended June 30, 2014, that result from the combined historical consolidated statements of operations of CRI and Broadcast, giving effect to the Broadcast merger as if it had been consummated on January 1, 2013, and Adjusted amounts for CRI used in the Unaudited Pro Forma Condensed Combined Balance Sheet of Creative and CRI as of June 30, 2014, that result from the combined historical balance sheets of CRI and Broadcast, giving effect to the Broadcast merger as if it has been consummated on June 30, 2014.

The pro forma combined financial information has been prepared consistent with SEC Regulation S-X Article 11. The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results that would have occurred if the Broadcast merger had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future results of operations of the combined company.

CRI has not completed the detailed valuation studies necessary to determine the fair values of Broadcast’s assets and liabilities, nor has it identified all adjustments necessary to conform Broadcast’s accounting policies to CRI's accounting policies. CRI allocated the purchase price based on the preliminary estimated fair value of Broadcast's assets acquired and liabilities assumed based on discussions with Broadcast's management, preliminary valuation studies, and due diligence. Accordingly, the unaudited pro forma purchase price allocation and related adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional valuations and analyses are completed. There may be increases or decreases in the fair value of Broadcast’s assets and liabilities reflected in the balance sheet which may also impact the statements of operations. There can be no assurance that such final valuations of the assets acquired and liabilities assumed pursuant to the acquisition of Broadcast will not be materially different from the information presented below.

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Unaudited Pro Forma Combined Schedule of Operations
Year Ended December 31, 2013

(in thousands)	CRI Wireless Ronin	Broadcast International	Pro Forma Adjustments	Note 5(c)	CRI Wireless Ronin Adjusted Combined

Net sales	$6,802	$3,041			$9,843

Cost of sales	2,814	1,743			4,557

Gross profit	3,988	1,298			5,286

Operating expenses
Selling, general and administrative	7,347	3,392			10,739
Depreciation and amortization expense	213	220	188	(1)	621
Total expenses	7,560	3,612	188		11,360

Operating income (loss)	(3,572)	(2,314)	(188)		(6,074)

Other income (expense)
Interest expense	(25)	(1,634)	1,634	(3)	(25)
Loss on derivative valuation		1,242	(1,242)	(3)
Gain on extinguishment of liabilities		482			482
Loss on sale of assets		(68)			(68)
Other income, net		4			4
Total other income (expense)	(25)	26	392		393

Income (loss) before income taxes	(3,597)	(2,288)	204	(4)	(5,681)

Net income (loss)	$(3,597)	$(2,288)	$204		$(5,681)

See accompanying notes to these Unaudited Pro Forma
Condensed Combined Financial Schedules.

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Unaudited Pro Forma Combined Schedule of Operations
Six Months Ended June 30, 2014

(in thousands)	CRI Wireless Ronin	Broadcast International	Pro Forma Adjustments	Note 5(c)	CRI Wireless Ronin Adjusted Combined

Net sales	$2,429	$137			$2,566

Cost of sales	1,101	653			1,754

Gross profit	1,328	(516)			812

Operating expenses
Selling, general and administrative	3,202	182	(178)	(2)	3,206
Depreciation and amortization expense	81	18	94	(1)	193
Total expenses	3,283	200	(84)		3,399

Operating income (loss)	(1,955)	(716)	84		(2,587)

Other income (expense)
Interest expense	(117)	(250)	250	(3)	(117)
Loss on derivative valuation		(148)	148	(3)
Gain on extinguishment of liabilities
Gain on sale of assets		2			2
Other income, net		1			1
Total other income (expense)	(117)	(395)	398		(114)

Income (loss) before income taxes	(2,072)	(1,111)	482		(2,701)

Net income (loss)	$(2,072)	$(1,111)	$482	(4)	$(2,701)

See accompanying notes to these Unaudited Pro Forma
Condensed Combined Financial Schedules.

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Unaudited Pro Forma Condensed Combined Balance Sheet Schedule

June 30, 2014

(in thousands)	CRI Wireless Ronin	Broadcast International	Pro Forma Adjustments	Note 5(c)	CRI Wireless Ronin Adjusted Combined
ASSETS

Current assets
Cash and cash equivalents	$187	$2			$189
Accounts receivable	944	82			1,026
Inventory and work in process	97	18			115
Prepaid expenses and other current assets	105	12			117
Total current assets	1,333	114			1,447

Non-current assets
Property and equipment	176	26			202
Intangible		107	833	(6)	940
Goodwill			3,193	(5)	3,193
Deferred tax asset			357	(9)	357
Restricted cash	150				150
Other assets	19	5			24
Total non-current assets	345	138	4,383		4,866

Total assets	$1,678	$252	$4,383		$6,313

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$625	$1,128	$(675)	(7)	$1,078
Accrued expenses	330	1,103	100	(8)	629
			(904)	(10)
Deferred revenue	492	8			500
Current portion of loan payable		5,586	(5,586)	(10)
Derivative valuation		160	(160)	(10)
Total current liabilities	1,447	7,985	(7,225)		2,207

Non-current liabilities
Deferred tax liability			357	(10)	357
Convertible notes payable	996				996
Total non-current liabilities	996		357		1,353

Total liabilities	$2,443	$7,985	$(6,868)		$3,560

Commitments and contingencies

Stockholders' Equity (Deficit)
Common stock	65	5,569	(5,569)	(11)	136
			71	(11)
Additional paid-in capital	99,760	99,684	(99,684)	(11)	103,307
			3,547	(11)
Accumulated deficit	(100,091)	(112,986)	112,986	(11)	(100,191)
			(100)	(11)
Accumulated other comprehensive income	(499)				(499)

Total stockholders' equity (deficit)	(765)	(7,733)	11,251		2,753

Total liabilities and stockholders' equity (deficit)	$1,678	$252	$4,383		$6,313

See accompanying notes to these Unaudited Pro Forma
Condensed Combined Financial Schedules.

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(a)	Basis of Pro Forma Presentation

The Broadcast merger is reflected in the Unaudited Pro Forma Condensed Combined Financial Schedules as an acquisition of Broadcast by CRI in accordance with ASC Topic 805, "Business Combinations," using the acquisition method of accounting with CRI as the accounting acquirer. Under these accounting standards, CRI’s total estimated purchase price is calculated as described in Note (b), and the assets acquired and the liabilities assumed of Broadcast are measured and recorded at their estimated fair values. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, CRI estimated the fair values as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the Broadcast merger, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed. The final amounts of the assets acquired and liabilities assumed in the acquisition of Broadcast may differ materially from the values recorded in the pro forma financial statements.

Estimated transaction costs have been excluded from the Unaudited Pro Forma Condensed Combined Schedules of Operations as they reflect charges directly related to the Broadcast merger which do not have a continuing impact. However, the anticipated transaction costs are reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet Schedule as an increase to accounts payable and other current liabilities and a decrease to retained earnings. The Unaudited Pro Forma Condensed Combined Financial Schedules do not include one-time costs directly attributable to the transaction, employee retention or severance costs, or professional fees incurred by CRI or Broadcast pursuant to provisions contained in the Broadcast merger agreement, as those costs are not considered part of the purchase price.

CRI and Broadcast expect to incur costs associated with integrating the operations of CRI and Broadcast after the merger is completed. The Unaudited Pro Forma Condensed Combined Financial Schedules do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger.

(b)	Estimate of Consideration Expected to be Transferred

Based on CRI’s share price of $0.51 as of August 1, 2014, the Broadcast merger consideration was approximately $3.6 million. The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes unaudited pro forma adjustments to reflect the fair values of Broadcast's assets and liabilities. The allocation of the preliminary purchase price is as follows:

(in thousands)
Current assets	$114
Property and equipment	26
Goodwill	3,193
Other intangible assets	940
Deferred tax assets	357
Other assets	5
Total assets	4,635

Current liabilities	660
Deferred tax liabilities	357

Total liabilities	1,017

Estimated purchase price	$3,618

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(c)	Adjustments to Unaudited Pro Forma Condensed Combined Financial Schedules

The unaudited adjustments included in the Unaudited Pro Forma Condensed Combined Financial Schedules are as follows:

(1) Amortization. The adjustment to amortization expense recorded in depreciation and amortization is a result of the fair market value adjustments to assets acquired. The estimated fair value of amortizable technology platform intangible asset of $0.9 million is expected to be amortized on a straight-line basis over estimated useful life of five years, subject to the completion of the purchase price allocation. The purchase price allocation to identifiable intangible assets and the impact on amortization is as follows:

	Pro Forma		Pro forma Adjustments to Amortization Expense
(in thousands)	Amounts	Useful lives (years)	Year ended December 31, 2013	Six months ended June, 2014

Technology platform-Broadcast	$940	5	$188	$94

Total	$940		$188	$94

Fair market value adjustments and changes to estimate useful lives for Broadcast’s property and equipment are not expected to be significant and accordingly, no adjustments have been made to Broadcast’s recorded amount of property and equipment or depreciation.

(2) Elimination of transaction costs. Total CRI transaction costs related to the Broadcast merger have been estimated to be $0.3 million, of which $0.2 million were recorded as a selling, general and administrative expense within the unaudited Pro Forma Combined Schedule of Operations for the six months ended June 30, 2014. Total Broadcast costs related to the merger have been estimated to be $0.2 million, of which $60 thousand have been recorded as a selling, general and administrative expense within the Unaudited Pro Forma Combined Schedule of Operations for the six months ended June 30, 2014. The portion of the costs that were expensed, totaling $0.2 million for both companies, have been removed from selling, general and administrative expense with a pro forma adjustment for the six months ended June 30, 2014 as these costs relate directly to the transaction and do not have an ongoing impact. No costs related to this transaction were expensed within the Unaudited Pro Forma Combined Schedule of Operations for the year ended December 31, 2013 for either CRI or Broadcast.

(3) Other income (expense). Eliminate interest expense and loss on derivative valuation related to debt converted to shares as a condition to the merger.

(4) Income tax expense.  Both CRI and Broadcast had net operating losses for the year ended December 31, 2013 and for the six months ended June 30, 2014 and reflected no income tax expense or benefit. Similarly, the Unaudited Pro Forma Combined Schedule of Operations reflect no income tax expense or benefit on the net loss before income taxes.

(5) Goodwill. Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Broadcast's identifiable assets acquired and liabilities assumed and is not amortized. The estimated purchase price of the transaction and the excess purchase price over the fair value of the identifiable net assets acquired is calculated as follows (in thousands):

Preliminary purchase price	$3,618
Less: fair value of assets acquired	425

Pro forma goodwill adjustment	$3,193

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(6) Other intangible assets. Represents the unaudited pro forma adjustment to reflect the preliminary estimated fair value of Broadcast's intangibles of approximately $0.9 million, which consists of the technology platform. The provisional measurements of fair value reflected are subject to change. Such changes could be significant to the fair value and to the related amortization. See footnote 5(c)1 for further information on intangible assets.

(7) Accounts payable. In connection with the Broadcast merger, the Broadcast payables were reduced to approximately $450,000 as of the merger date. Accordingly, this adjustment reduces the June 30, 2014 balance to $450,000.

(8) Accrued expenses. The adjustment amount represents an increase to accrued expenses of $0.1 million due to estimated transaction fees in addition to the $0.2 million of transaction fees accrued at June 30, 2014.

(9) Deferred income taxes. Broadcast’s deferred tax liabilities are primarily related to the estimated fair value adjustments for intangibles other than goodwill, established in connection with the Broadcast merger. Broadcast’s deferred tax assets are primarily related to net operating loss carryforwards (NOLs). Broadcast has substantial NOLs that are limited by IRS section 382 due to the change in control that occurred as a result of the Broadcast merger. IRS Section 382 generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income when a corporation has undergone significant changes in stock ownership. CRI has performed a preliminary analysis of the annual NOLs that are available to be used against taxable income. The company scheduled by year the taxable income generated by reversal of the deferred tax liabilities and established a deferred tax asset for the NOLs that would be utilized by the taxable income generated. The company established a valuation allowance for the rest of the NOLs. Deferred tax assets and liabilities were established at an estimated combined federal and state rate of 38%. CRI and Broadcast will perform a more detailed analysis of expected future tax rates, Section 382 limitations and scheduling of taxable income. After such detail analysis, the related deferred income taxes and goodwill amounts may differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

(10) Conversion of debt.   In connection with the Broadcast merger, Broadcast convertible debt outstanding at June 30, 2014 of $5.6 million was converted into shares of CRI common stock. Accrued interest related to the debt of $0.8 million was also settled by converting the accrued interest into shares. The derivative liability was also eliminated as part of the conversion.

(11) Stockholders' equity. The Unaudited Pro Forma Condensed Combined Balance Sheet Schedule reflects the issuance of approximately 7.1 million CRI shares of common stock issued upon completion of the Broadcast merger that increased CRI’s common stock by $71,000 (7.1 million of ordinary shares at $0.01 par value). Amounts to increase additional paid-in capital represent the fair value of the shares issued, less the par value of the shares issued.

The impact of the estimated transaction costs of $0.3 million to be incurred after June 30, 2014 (estimated total of $0.5 million less the amounts previously expensed of $0.2 million) is included in the accompanying Unaudited Pro Forma Combined Balance Sheet Schedule, with an increase to accumulated deficit of $0.1 million and an increase to accrued expenses of $0.1 million for CRI’s costs. No impact on equity is reflected for Broadcast’s costs of $0.2 million to be incurred after June 30, 2014 as they were substantially settled with shares.

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